CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

USA Video Interactive Corp.

We hereby consent to the incorporation by reference in Registration Statement No 000-29651 of USA Video Interactive Corp. and Subsidiaries on Form S-8 of our report dated July 15, 2005 on the consolidated financial statements of USA Video Interactive Corp. and Subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 which appear on Form 10K filed on July 21, 2005.

“Goldstein Golub Kessler LLP”

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

February 9, 2006